Virax Biolabs Group Limited c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D +852 3656 6054
E nathan.powell@ogier.com

Reference: 500373.00004

18 December 2025

Exhibit 5.1

Virax Biolabs Group Limited (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) pursuant to Rule 424(b) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) relating to the registration of up to 25,875,000 ordinary shares, of par value US$0.001 each of the Company (Ordinary Shares), that may be offered and sold, from time to time, by the Selling Shareholders (as defined in the Registration Statement) in this resale offering (the Offering) in accordance with the Registration Statement. The Ordinary Shares are comprised of:

(a)
12,500,000 Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued by the Company in a private placement offering completed on December 4, 2025 (the December Private Placement);
(b)
12,500,000 Ordinary Shares issuable upon exercise of the Preferred Investment Options issued to Armistice Capital Master Fund Ltd. in the December Private Placement; and
(c)
875,000 Ordinary Shares issuable upon exercise of Placement Agent Warrants issued to H.C. Wainwright & Co., LLC, the placement agent, for the December Private Placement or its designees, as compensation in connection therewith.

We have been advised that the Ordinary Shares may be issued and sold or delivered from time to time in this Offering as set forth in the Registration Statement and any amendment thereto and that this opinion is required to be furnished in accordance with the Registration Statement. No opinion is

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Janice Chu** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue and sale of the Ordinary Shares. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)
the certificate of incorporation of the Company dated 2 September 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and the certificate of incorporation on change of name dated 19 January 2022 issued by the Registrar (the Certificate of Incorporation);
(b)
the third amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 6 December 2023 and effective on 18 December 2023 (the Memorandum and Articles, respectively);
(c)
a certificate of good standing dated 18 December 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;
(d)
the register of directors and officers of the Company as at [date] (the Register of Directors);
(e)
the listed register of members of the Company provided to us on [date] showing the total issued shares of the Company as at [date] as [insert] Ordinary Shares (the Listed Register of Members, and together with the Register of Directors, the Registers);
(f)
a certificate dated on the date hereof as to certain matters of fact signed by a director of the Company (the Director’s Certificate) having attached to it a copy of the written resolutions of the board of directors of the Company passed on 4 December 2025 (the Board Resolutions); and
(g)
the Register of Writs and Other Originating Process maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 18 December 2025 (the Register of Writs);
(h)
the securities purchase agreement dated 3 December 2025 between the Company and Armistice Capital Master Fund Ltd.;
(i)
the registration rights agreement dated 3 December 2025 between the Company and Armistice Capital Master Fund Ltd.;

(j)
the pre-funded ordinary share purchase warrant issued by the Company on 4 December 2025 (the Pre-Funded Warrant);
(k)
the placement agent warrants issued by the Company on 4 December 2025 (the Placement Agent Warrants);
(l)
the preferred investment option issued by the Company on 4 December 2025 (the Preferred Investment Options); and
(m)
the Registration Statement.

We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Paragraph 1.

Assumptions

In giving this opinion we have relied upon the assumptions set forth in this Paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(n)
all original documents examined by us are authentic and complete;
(o)
all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;
(p)
all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;
(q)
each of the Certificate of Incorporation, the Memorandum and Articles, the Board Resolutions, the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion. Without limiting the foregoing, all corporate authorisations in force on the date hereof in respect of the Company will remain in full force on the date of the issuance of any Ordinary Shares;
(r)
where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked;
(s)
there will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Ordinary Shares are issued;
(t)
there is nothing under any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein;

(u)
the copy of the Registration Statement is a true and correct copy and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;
(v)
the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;
(w)
none of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, foundation company, exempted limited partnership or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person (the Relevant Interests) that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands (a Restrictions Notice);
(x)
neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;
(a)
the Company will issue the Ordinary Shares in furtherance of its objects as set out in its Memorandum;
(b)
the form and terms of any and all Ordinary Shares, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;
(c)
no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands;
(d)
all necessary corporate action has or will be taken to authorize and approve any issuance of Ordinary Shares and the terms of the offering of such Ordinary Shares thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement has or will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(e)
the issue of the Ordinary Shares upon exercise of the Pre-Funded Warrant, the Placement Agent Warrants and Preferred Investment Options (as the case may be) in accordance with the relevant Documents, whether as a principal issue or on the conversion, exchange or exercise of any Pre-Funded Warrant, the Placement Agent Warrants and Preferred Investment Options, would not result in the Company exceeding its authorised share capital; and upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and such issuance will be duly registered, and will continue to be registered, in the Company's register of members;
(f)
no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the securities;
(g)
at the time of the exercise of the Pre-Funded Warrant, the Placement Agent Warrants and Preferred Investment Options in accordance with their terms the Company will not have been struck off or placed in liquidation;
(h)
the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares, and the due execution and delivery thereof by each party thereto; and
(i)
the Company is, and after the allotment (where applicable) and issuance of any Ordinary Shares will be, able to pay its liabilities as they fall due.

Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications and the limitations set forth below, we are of the opinion that:

Corporate status

(a)
The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Authorized Share capital

(b)
The authorized share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value each.

Valid Issuance of Shares

(c)
The Ordinary Shares to be issued pursuant to (i) the Pre-Funded Warrant (being no more than a maximum of 12,500,000 Ordinary Shares), (ii) the Preferred Investment Options (being no more than a maximum of 12,500,000 Ordinary Shares) and (iii) the Placement Agent Warrants (being no more than a maximum of 875,000 Ordinary Shares)), in each case when the Pre-Funded Warrant, the Placement Agent Warrants and Preferred Investment Options are exercisable under the terms of the relevant Documents, have been duly authorised and reserved for issue and, when:
(i)
issued by the Company upon due exercise of the Pre-Funded Warrant, the Placement Agent Warrants and the Preferred Investment Options in accordance with the terms of the relevant Documents, the Board Resolutions and in accordance with the Company's then effective memorandum and articles association; and
(ii)
such issuance of Ordinary Shares have been duly registered in the Company's register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Pre-Funded Warrant, the Placement Agent Warrants and the Preferred Investment Options (as applicable), validly issued, fully paid and non-assessable, except that the Ordinary Shares shall be subject to the restrictions on transfer as provided for in the Documents.

Limitations and Qualifications
4.1
We offer no opinion:
(a)
as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Plans to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or
(b)
except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or
(c)
as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.
4.2
Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3
In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.
4.4
Our examination of the Register of Writs cannot conclusively reveal whether or not there is:
(a)
any current or pending litigation in the Cayman Islands against the Company; or
(b)
any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

4.5
In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Governing law of this opinion
5.1
This opinion is:
(a)
governed by, and shall be construed in accordance with, the laws of the Cayman Islands;
(b)
limited to the matters expressly stated in it; and
(c)
confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
5.2
Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the Ordinary Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier